Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Ener1, Inc.
Ft. Lauderdale, FL

We hereby consent to the incorporation by reference in this Amendment No.1 to Registration Statement on Form S-3/A, of our report dated March 5, 2008, relating to the consolidated financial statements as of December 31, 2007 and 2006 and for the years’ then ended, and to the reference to our firm under the caption "Experts" in the Registration Statement.

/s/ Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

March 13, 2008